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                       CUSTODY AGREEMENT

     AGREEMENT, dated as of June 20, 1998 by and between DREYFUS PREMIER EQUITY FUNDS, INC., a corporation organized and existing under the laws of the State of Maryland (the "Company"), acting with respect to and on behalf of its DREYFUS PREMIER MARKET NEUTRAL FUND (the "Portfolio"), and CUSTODIAL TRUST COMPANY, a bank organized and existing under the laws of the State of New Jersey (the "Custodian").

     WHEREAS, the Company desires that the securities, funds and other assets of the Portfolio be held and administered by Custodian pursuant to this Agreement;

     WHEREAS, the Portfolio is an investment portfolio represented by a series of Shares constituting part of the capital stock of the Company, an open-end management investment company registered under the 1940 Act;

     WHEREAS,   Custodian  represents  that  it  is  a   bank   having   the
qualifications prescribed in the 1940 Act to act as custodian for management investment companies registered under the 1940 Act;

     NOW, THEREFORE, in consideration of the mutual agreements herein made, The Company and Custodian hereby agree as follows:

                           ARTICLE I
                          DEFINITIONS

     Whenever used in this Agreement, the following terms, unless the context otherwise requires, shall mean:

     1.1 "Authorized Person" means any person authorized by resolution of the Board of Directors to give Oral Instructions and Written Instructions on behalf of the Company and identified, by name or by office, in Exhibit A hereto or any person designated to do so by an investment adviser of the Portfolio named by the Company in Exhibit B hereto.
     1.2 "Board of Directors/" means the Board of Directors of the Company or, when permitted under the 1940 Act, the Executive Committee thereof, if any.

     1.3 "Book-Entry System" means a book-entry system maintained by a Federal Reserve Bank for securities of the United States government or of agencies or instrumentalities thereof (including government-sponsored enterprises).

     1.4 "Business Day" means any day on which banks in the State of New Jersey and New York are open for business.

     1.5 "Custody Account" means the account in the name of the Portfolio, which is provided for in Section 3.2 below.

     1.6 "Eligible Bank" means a bank as defined in the 1940 Act.

     1.7 "Master Repurchase Agreement" means the Master Repurchase Agreement of even date herewith between the Company and Bear, Stearns & Co. Inc. as it may from time to time be amended.

     1.8 "1940 Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     1.9 "Oral Instructions" means instructions orally transmitted to and accepted by Custodian which are (a) reasonably believed by Custodian to have been given by an Authorized Person, (b) recorded and kept among the records of Custodian made in the ordinary course of business, and (c) completed in accordance with Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by the Company.

     1.10   "Proper  Instructions"  means  Oral  Instructions   or   Written
Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by the Company and Custodian.

     1.11 "Securities Depository" means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which acts as a securities depository.

     1.12 "Shares" means those shares in a series or class of the capital stock of the Company that represent interests in the Portfolio.

     1.13 "Written Instructions" means written communications received by Custodian that are (a) reasonably believed by Custodian to have been signed or sent by an Authorized Person, (b) sent or transmitted by letter, facsimile, central processing unit connection, on-line terminal or magnetic tape, and (c) completed in accordance with Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by the Company.

                           ARTICLE II
                    APPOINTMENT OF CUSTODIAN

     2.1 Appointment. The Company hereby appoints Custodian as custodian of all such securities, funds and other assets of the Portfolio as may be acceptable to Custodian and from time to time delivered to it by the Company or others for the account of the Portfolio.

     2.2 Acceptance. Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                          ARTICLE III
         CUSTODY OF SECURITIES, FUNDS AND OTHER ASSETS

     3.1 Segregation. All securities and non-cash property of the Portfolio in the possession of Custodian (other than securities maintained by Custodian with a sub-custodian appointed pursuant to this Agreement or in a Securities Depository or Book-Entry System) shall be physically segregated from other such securities and non-cash property in the possession of Custodian. All cash, securities and other non-cash property of the Portfolio shall be identified as belonging to the Portfolio.

     3.2 Custody Account. (a) Custodian shall open and maintain in its trust department a custody account in the name of the Portfolio, subject only to draft or order of Custodian, in which Custodian shall enter and carry all securities, funds and other assets of the Portfolio which are delivered to Custodian.

     (b) If Custodian at any time fails to receive any of the documents referred to in Section 3.8(a) below, then, until such time as it receives such document, it shall not be obligated to receive any securities of the Portfolio into the Custody Account and shall be entitled to return to the Portfolio any securities of the Portfolio that it is holding.

     3.3 Disclosure to Issuers of Securities. Custodian is not authorized to disclose the Company's and the Portfolio's names, addresses and securities positions in the Custody Account to the issuers of such securities when requested by them to do so.

     3.4 Employment of Sub-Custodians. At any time and from time to time, Custodian in its discretion may appoint and employ, and may also cease to employ, any Eligible Bank as sub-custodian to hold securities and other assets of the Portfolio that are maintained in the United States and to carry out such other provisions of this Agreement as it may determine, provided, however, that the employment of any such sub-custodian has been approved by the Company. The appointment of any such sub-custodian shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

     3.5 Employment of Other Agents. Custodian may employ other suitable agents, which may include affiliates of Custodian such as Bear, Stearns & Co. Inc. ("Bear Stearns") or Bear, Stearns Securities Corp.("BS
Securities"), both of which are securities broker-dealers, provided, however, that Custodian shall not employ (a) BS Securities to hold any collateral pledged by BS Securities under the Master Securities Loan Agreement or any other securities loan agreement between the Company and BS Securities, whether now or hereafter in effect, or (b) Bear Stearns to hold any securities purchased from Bear Stearns under the Master Repurchase Agreement or any other repurchase agreement between the Company and Bear Stearns, whether now or hereafter in effect. The appointment of any agent pursuant to this Section 3.5 shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

     3.6 Bank Accounts. In its discretion and from time to time Custodian may open and maintain one or more demand deposit accounts with any Eligible Bank (any such accounts to be in the name of Custodian and subject only to its draft or order), provided, however, that the opening and maintenance of any such account shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement. At the instruction of the Company, Custodian shall open and maintain one or more demand deposit accounts with any Eligible Bank acceptable to the Company (any such accounts to be in the name of Custodian and subject only to its draft or order), provided, however, that the opening and maintenance of any such account shall be at the Company's expense.

     3.7 Delivery of Assets to Custodian. The Company shall deliver to Custodian the securities, funds and other assets of the Portfolio, including
(a) payments of income, payments of principal and capital distributions received by the Portfolio with respect to securities, funds or other assets owned by the Portfolio at any time during the term of this Agreement, and
(b) funds received by the Portfolio for the issuance, at any time during such term, of Shares. Custodian shall not be under any duty or obligation to require the Company to deliver to it any securities or other assets owned by the Portfolio and shall have no responsibility or liability for or on account of securities or other assets not so delivered.

     3.8 Securities Depositories and Book-Entry Systems. Custodian and any sub-custodian appointed pursuant to Section 3.4 above may deposit and/or maintain securities of the Portfolio in a Securities Depository or in a Book-Entry System, subject to the following provisions:
     (a) Prior to a deposit of securities of the Portfolio in any Securities Depository or Book-Entry System, the Company shall deliver to Custodian a resolution of the Board of Directors of the Company, certified by an officer of the Company, authorizing and instructing Custodian (and any sub-custodian appointed pursuant to Section 3.4 above) on an on-going basis to deposit in such Securities Depository or Book-Entry System all securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with the performance of its obligations hereunder (or under the applicable sub-custody agreement in the case of such sub-custodian), including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of collateral consisting of securities.

     (b) Securities of the Portfolio kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of Custodian (or of any sub-custodian appointed pursuant to Section 3.4 above) in such Book-Entry System or Securities Depository which includes only assets held by Custodian (or such sub-custodian) as a fiduciary, custodian or otherwise for customers.

     (c) The records of Custodian with respect to securities of the Portfolio maintained in a Book-Entry System or Securities Depository shall at all times identify such securities as belonging to the Portfolio.

     (d) If securities purchased by the Portfolio are to be held in a Book-Entry System or Securities Depository, Custodian (or any sub-custodian appointed pursuant to Section 3.4 above) shall pay for such securities upon
(i) receipt of advice from the Book-Entry System or Securities Depository that such securities have been transferred to the Depository Account, and
(ii) the making of an entry on the records of Custodian (or of such sub-custodian) to reflect such payment and transfer for the account of the Portfolio. If securities sold by the Portfolio are held in a Book-Entry System or Securities Depository, Custodian (or such sub-custodian) shall transfer such securities upon (A) receipt of advice from the Book-Entry System or Securities Depository that payment for such securities has been transferred to the Depository Account, and (B) the making of an entry on the records of Custodian (or of such sub-custodian) to reflect such transfer and payment for the account of the Portfolio.

     (e) Custodian shall provide the Company with copies of any report obtained by Custodian (or by any sub-custodian appointed pursuant to Section
3.4 above) from a Book-Entry System or Securities Depository in which securities of the Portfolio are kept on the internal accounting controls and procedures for safeguarding securities deposited in such Book-Entry System or Securities Depository.

     (f) At its election, the Company shall be subrogated to the rights of Custodian (or of any sub-custodian appointed pursuant to Section 3.4 above) with respect to any claim against a Book-Entry System or Securities Depository or any other person for any loss or damage to the Portfolio arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Portfolio has not been made whole for any such loss or damage.

     3.9 Relationship With Securities Depositories. No Book-Entry System, Securities Depository, or other securities depository or clearing agency which it is or may become standard market practice to use for the comparison and settlement of trades in securities shall be an agent or sub-contractor of Custodian for purposes of Section 3.5 above or otherwise.

     3.10 Payments from Custody Account. Upon receipt of Proper Instructions with respect to the Portfolio but subject to its right to foreclose upon and liquidate collateral pledged to it pursuant to Section 8.3 below, Custodian shall make payments from the Custody Account of the Portfolio, but only in the following cases, provided, first, that such payments are in connection with the clearance and/or custody of securities or other assets, second, that there are sufficient funds in such Custody Account, whether belonging to the Portfolio or advanced to it by Custodian in its sole and absolute discretion as set forth in Section 3.15 below, for Custodian to make such payments, and, third, that after the making of such payments, the Portfolio would not be in violation of any margin or other requirements agreed upon pursuant to Section 3.15 below:

     (a) For the purchase of securities for the Portfolio but only (i) in the case of securities (other than options on securities, futures contracts and options on futures contracts), against the delivery to Custodian (or any sub-custodian appointed pursuant to this Agreement) of such securities registered as provided in Section 3.17 below or in proper form for transfer or, if the purchase of such securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.8 above, and (ii) in the case of options, futures contracts and options on futures contracts, against delivery to Custodian (or such sub-custodian) of evidence of title thereto in favor of the Portfolio, the Custodian, any such sub-custodian, or any nominee referred to in Section
3.17 below;

     (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.11(f) below, of securities owned by the Portfolio;

     (c) For transfer in accordance with the provisions of any agreement among the Company, Custodian and a securities broker-dealer, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions of the Portfolio;

     (d) For transfer in accordance with the provisions of any agreement among the Company, Custodian and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding margin or other deposits in connection with transactions of the Portfolio;

     (e) For the funding of any time deposit (whether certificated or not) or other interest-bearing account with any banking institution (including Custodian), provided that Custodian shall receive and retain such certificate, advice, receipt or other evidence of deposit (if any) as such banking institution may deliver with respect to any such deposit or account;

     (f) For the purchase from a banking or other financial institution of loan participations, but only if Custodian has in its possession a copy of the agreement between the Company and such banking or other financial institution with respect to the purchase of such loan participations and provided that Custodian shall receive and retain such participation certificate or other evidence of participation (if any) as such banking or other financial institution may deliver with respect to any such loan participation;

     (g) For the purchase and/or sale of foreign currencies or of options to purchase and/or sell foreign currencies, for spot or future delivery, for the account of the Portfolio pursuant to contracts between the Company and any banking or other financial institution (including Custodian, any affiliate of Custodian and any sub-custodian appointed pursuant to this Agreement);

     (h) For transfer to a securities broker-dealer as margin for a short sale of securities for the Portfolio, or as payment in lieu of dividends paid on securities sold short for the Portfolio;

     (i) For the payment as provided in Article IV below of any dividends, capital gain distributions or other distributions declared on the Shares;

     (j) For the payment as provided in Article IV below of the redemption price of the Shares;

     (k)For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, and administration, investment advisory, accounting, auditing, transfer agent, custodian and legal fees, and other operating expenses of the Portfolio; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses; and

     (l) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount and purpose of such payment, certifying such purpose to be a proper purpose of the Portfolio, and naming the person or persons to whom such payment is to be made.

     3.11 Deliveries from Custody Account. Upon receipt of Proper Instructions with respect to the Portfolio but subject to its right to foreclose upon and liquidate collateral pledged to it pursuant to Section
8.3 below, Custodian shall release and deliver securities and other assets from the Custody Account of the Portfolio, but only in the following cases, provided, first, that such deliveries are in connection with the clearance and/or custody of securities or other assets, second, there are sufficient amounts and types of securities or other assets in such Custody Account for Custodian to make such deliveries, and, third, that after the making of such deliveries, the Portfolio would not be in violation of any margin or other requirements agreed upon pursuant to Section 3.15 below:

     (a) Upon the sale of securities for the account of the Portfolio but, subject to Section 3.12 below, only against receipt of payment therefor or, if such sale is effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.8 above;

     (b) To an offeror's depository agent in connection with tender or other similar offers for securities of the Portfolio; provided that, in any such case, the funds or other consideration for such securities is to be delivered to Custodian;

     (c) To the issuer thereof or its agent when such securities are called, redeemed or otherwise become payable, provided that in any such case the funds or other consideration for such securities is to be delivered to Custodian;

     (d) To the issuer thereof or its agent for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to Custodian;

     (e) To the securities broker through whom securities are being sold for the Portfolio, for examination in accordance with the "street delivery" custom;

     (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement, including surrender or receipt of underlying securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new securities and funds, if any, are to be delivered to Custodian;

     (g) In the case of warrants, rights or similar securities, to the issuer of such warrants, rights or similar securities, or its agent, upon the exercise thereof, provided that, in any such case, the new securities and funds, if any, are to be delivered to Custodian;

     (h) To the borrower thereof, or its agent, in connection with any loans of securities for the Company pursuant to any securities loan agreement entered into by the Company, but only against receipt by Custodian of such collateral as is required under such securities loan agreement;

     (i) To any lender, or its agent, as collateral for any borrowings from such lender by the Portfolio that require a pledge of assets of the Portfolio, but only against receipt by Custodian of the amounts borrowed;

     (j) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Portfolio or the Company;

     (k) For delivery in accordance with the provisions of any agreement among the Company, Custodian and a securities broker-dealer, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions of the Portfolio;

     (l) For delivery in accordance with the provisions of any agreement among the Company, Custodian, and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding margin or other deposits in connection with transactions of the Portfolio;

     (m) For delivery to a securities broker-dealer as margin for a short sale of securities for the Portfolio;

     (n) To the issuer of American Depositary Receipts or International Depositary Receipts (hereinafter, collectively, "ADRs") for such securities, or its agent, against a written receipt therefor adequately describing such securities, provided that such securities are delivered together with instructions to issue ADRs in the name of Custodian or its nominee and to deliver such ADRs to Custodian;

     (o) In the case of ADRs, to the issuer thereof, or its agent, against a written receipt therefor adequately describing such ADRs, provided that such ADRs are delivered together with instructions to deliver the securities underlying such ADRs to Custodian or an agent of Custodian; or

     (p)  For  any  other  proper purpose, but only upon receipt  of  Proper
Instructions, specifying the securities or other assets to be delivered, setting forth the purpose for which such delivery is to be made, certifying such purpose to be a proper purpose of the Portfolio, and naming the person or persons to whom delivery of such securities or other assets is to be made.

     3.12 Delivery Prior to Final Payment. When instructed by the Company to deliver securities of the Portfolio against payment, Custodian shall be entitled, but only if in accordance with generally accepted market practice, to deliver such securities prior to actual receipt of final payment therefor and, exclusively in the case of securities in physical form, prior to receipt of payment therefor. In any such case, the Portfolio shall bear the risk that final payment for such securities may not be made or that such securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and Custodian shall have no liability for any of the foregoing.

     3.13 Credit Prior to Final Payment. In its sole discretion and from time to time, Custodian may credit the Custody Account of the Portfolio, prior to actual receipt of final payment thereof, with (a) proceeds from the sale of securities of the Portfolio which it has been instructed to deliver against payment, (b) proceeds from the redemption of securities or other assets in such Custody Account, and (c) income from securities, funds or other assets in such Custody Account. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. Custodian may, in its sole discretion and from time to time, permit the Portfolio to use funds so credited to its Custody Account in anticipation of actual receipt of final payment. Any funds so used shall constitute an advance subject to Section
3.15 below.

     3.14 Definition of Final Payment. For purposes of this Agreement, "final payment" means payment in funds which are (or have become) immediately available, under applicable law are irreversible, and are not subject to any security interest, levy, lien or other encumbrance.

     3.15 Clearing Credit. Custodian may, in its sole discretion and from time to time, advance funds to the Company to facilitate the settlement of the Portfolio's transactions in the Custody Account . Any such advance (a) shall be repayable immediately upon demand made by Custodian, (b) shall be fully secured as provided in Section 8.3 below, and (c) shall bear interest at such rate, and be subject to such other terms and conditions, as Custodian and the Company may agree.

     3.16 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Company, Custodian shall with respect to all securities and other assets held for the Portfolio:

     (a) Subject to Section 7.4 below, receive into the Custody Account of the Portfolio any funds or other property, including payments of principal, interest and dividends, due and payable on or on account of such securities and other assets;

     (b) Deliver securities of the Portfolio to the issuers of such securities or their agents for the transfer thereof into the name of the
Portfolio,  Custodian, or any of the nominees referred to  in  Section  3.17 below;

     (c) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments;

     (d) Surrender interim receipts or securities in temporary form for securities in definitive form;

     (e) Execute, as Custodian, any necessary declarations or certificates of ownership under the federal income tax laws of the United States, or the laws or regulations of any other taxing authority, in connection with the transfer of such securities or other assets or the receipt of income or other payments with respect thereto;

     (f) Receive and hold for the Portfolio all rights and similar securities issued with respect to securities or other assets of the Portfolio;

     (g) As may be required in the execution of Proper Instructions, transfer funds from the Custody Account of the Company to any demand deposit account maintained by the Custodian pursuant to Section 3.6 above; and

     (h) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase and transfer of, and other dealings in, such securities and other assets.

     3.17 Registration and Transfer of Securities. All securities held for the Portfolio that are issuable only in bearer form shall be held by Custodian in that form, provided that any such securities shall be held in a Securities Depository or Book-Entry System if eligible therefor. All other securities and all other assets held for the Portfolio may be registered in the name of (a) Custodian as agent, (b) any sub-custodian appointed pursuant to this Agreement, (c) any Securities Depository, or (d) any nominee or agent of any of them. The Company shall furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register as in this Section 3.17 provided, any securities or other assets delivered to Custodian which are registered in the name of the Portfolio.

     3.18Records. (a) Custodian shall maintain complete and accurate records with respect to securities, funds and other assets held for the Portfolio, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of securities and all receipts and disbursements of funds; (ii) ledgers (or other records) reflecting (A) securities in transfer, if any, (B) securities in physical possession, (C) monies and securities borrowed and monies and securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) cancelled checks and bank records related thereto. Custodian shall keep such other books and records with respect to securities, funds and other assets of the Portfolio which are held hereunder as the Company may reasonably request.

     (b) All such books and records maintained by Custodian for the Portfolio shall (i) be maintained in a form acceptable to the Company and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Portfolio and at all times during the regular business hours of Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Company and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained under the 1940 Act, be preserved for the periods prescribed therein.

     3.19 Account Reports by Custodian. Custodian shall furnish the Company with a daily activity statement, including a summary of all transfers to or from the Custody Account of the Portfolio (in the case of securities and other assets maintained in the United States, on the day following such transfers). At least monthly and from time to time, Custodian shall furnish the Company with a detailed statement of the securities, funds and other assets held for the Portfolio under this Agreement.

     3.20 Other Reports by Custodian. Custodian shall provide the Company with such reports as the Company may reasonably request from time to time on the internal accounting controls and procedures for safeguarding securities which are employed by Custodian or any sub-custodian appointed pursuant to this Agreement.

     3.21 Proxies and Other Materials. (a) Unless otherwise instructed by the Company, Custodian shall promptly deliver to the Company all notices of meetings, proxy materials (other than proxies) and other announcements which it receives regarding securities held by it in the Custody Account of the Portfolio. Whenever Custodian or any of its agents receives a proxy with respect to securities in the Custody Account of the Portfolio, Custodian shall promptly request instructions from the Company on how such securities are to be voted, and shall give such proxy, or cause it to be given, in accordance with such instructions. If the Company timely informs Custodian that the Company wishes to vote any such securities in person, Custodian shall promptly seek to have a legal proxy covering such securities issued to the Company. Unless otherwise instructed by the Company, neither Custodian nor any of its agents shall exercise any voting rights with respect to securities held hereunder.

     (b) Unless otherwise instructed by the Company, Custodian shall promptly transmit to the Company all other written information received by Custodian from issuers of securities held in the Custody Account of the Portfolio. With respect to tender or exchange offers for such securities or with respect to other corporate transactions involving such securities, Custodian shall promptly transmit to the Company all written information received by Custodian from the issuers of such securities or from any party (or its agents) making any such tender or exchange offer or participating in such other corporate transaction. If the Company, with respect to such tender or exchange offer or other corporate transaction, desires to take any action that may be taken by it pursuant to the terms of such offer or other transaction, the Company shall notify Custodian at least five Business Days prior to the date on which Custodian is to take such action.

     3.22 Co-operation. Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Company to keep the books of account of the Portfolio and/or to compute the value of the assets of the Portfolio.




                           ARTICLE IV
                       REDEMPTION OF PORTFOLIO SHARES;
                      DIVIDENDS AND OTHER DISTRIBUTIONS

     4.1 Transfer of Funds. From such funds as may be available for the purpose in the Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares or to pay dividends or other distributions to holders of Shares, Custodian shall transfer each amount specified in such Proper Instructions to such account of the Portfolio or of an agent thereof (other than Custodian), at such bank, as the Company may designate therein with respect to such amount.

     4.2 Sole Duty of Custodian. Custodian's sole obligation with respect to the redemption of Shares and the payment of dividends and other distributions thereon shall be its obligation set forth in Section 4.1 above, and Custodian shall not be required to make any payments to the various holders from time to time of Shares nor shall Custodian be responsible for the payment or distribution by the Company, or any agent designated in Proper Instructions given pursuant to Section 4.1 above, of any amount paid by Custodian to the account of the Company or such agent in accordance with such Proper Instructions.

                           ARTICLE V
                      SEGREGATED ACCOUNTS

     Upon receipt of Proper Instructions to do so, Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Portfolio, into which account or accounts may be transferred funds and/or securities, including securities maintained in a Securities Depository:

     (a) in accordance with the provisions of any agreement among the Company, Custodian and a securities broker-dealer (or any futures commission merchant), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions of the Portfolio,

     (b) for purposes of segregating funds or securities in connection with securities options purchased or written by the Portfolio or in connection with financial futures contracts (or options thereon) purchased or sold by the Portfolio,

     (c) which constitute collateral for loans of securities made by the Portfolio,

     (d) for purposes of compliance by the Portfolio with requirements under the 1940 Act for the maintenance of segregated accounts by registered management investment companies in connection with reverse repurchase agreements, when-issued, delayed delivery and firm commitment transactions, and short sales of securities, and

     (e) for other proper purposes, but only upon receipt of Proper Instructions, specifying the purpose or purposes of such segregated account and certifying such purposes to be proper purposes of the Portfolio.

                                 ARTICLE VI
                       CERTAIN REPURCHASE TRANSACTIONS

     6.1 Transactions. If and to the extent that the necessary funds and securities have been entrusted to it under this Agreement, and subject to Custodian's right to foreclose upon and liquidate collateral pledged to it pursuant to Section 8.3 below, Custodian, as agent of the Portfolio, shall from time to time (and unless the Company gives it Proper Instructions to do otherwise) make for the account of the Portfolio the transfers of funds and deliveries of securities which the Portfolio is required to make pursuant to the Master Repurchase Agreement and shall receive for the account of the Portfolio the transfers of funds and deliveries of securities which the seller under the Master Repurchase Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Repurchase Agreement.

     6.2 Collateral. Custodian shall daily mark to market the securities purchased under the Master Repurchase Agreement and held in the Custody Account, and shall give to the seller thereunder any such notice as may be required thereby in connection with such mark-to-market.

     6.3 Events of Default. Custodian shall promptly notify the Company of any event of default under the Master Repurchase Agreement (as such term "event of default" is defined therein) of which it has actual knowledge.

     6.4 Master Repurchase Agreement. Custodian hereby acknowledges its receipt from the Company of a copy of the Master Repurchase Agreement. The Company shall provide Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Repurchase Agreement.

                                 ARTICLE VII
                          CONCERNING THE CUSTODIAN

     7.1 Standard of Care. Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Portfolio or the Company for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim which does not arise from willful misfeasance, bad faith or negligence on the part of Custodian. Custodian shall be entitled to rely on and may act upon advice of counsel in all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. In no event shall Custodian be liable for special, incidental or consequential damages, even if Custodian has been advised of the possibility of such damages, or be liable in any manner whatsoever for any action taken or omitted upon instructions from the Company, the Portfolio or any agent of either of them.

     7.2 Actual Collection Required. Custodian shall not be liable for, or considered to be the custodian of, any funds belonging to the Portfolio or any money represented by a check, draft or other instrument for the payment of money, until Custodian or its agents actually receive such funds or collect on such instrument.

     7.3 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, Custodian shall not be responsible for the title, validity or genuineness of any assets or evidence of title thereto received or delivered by it or its agents.

     7.4 Limitation on Duty to Collect. Custodian shall promptly notify the Company whenever any money or property due and payable from or on account of any securities or other assets held hereunder for the Portfolio is not timely received by it. Custodian shall not, however, be required to enforce collection, by legal means or otherwise, of any such money or other property not paid when due, but shall receive the proceeds of such collections as may be effected by it or its agents in the ordinary course of Custodian's custody and safekeeping business or of the custody and safekeeping business of such agents.

     7.5 Express Duties Only. Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian. Custodian shall have no discretion whatsoever with respect to the management, disposition or investment of the Custody Account and is not a fiduciary to the Portfolio or the Company. In particular, Custodian shall not be under any obligation at any time to monitor or to take any other action with respect to compliance by the Portfolio or the Company with the 1940 Act, the provisions of the Company's charter documents or by-laws, or the Portfolio's investment objectives, policies and limitations as in effect from time to time.

                          ARTICLE VIII
                        INDEMNIFICATION

     8.1 Indemnification. The Portfolio shall indemnify and hold harmless Custodian, any sub-custodian appointed pursuant to this Agreement and any nominee of any of them, from and against any loss, damages, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any federal, state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that securities or other assets in the Custody Account are registered in the name of any such nominee, or (b) from any action or inaction, with respect to the Portfolio, by Custodian or such sub-custodian or nominee (i) at the request or direction of or in reliance on the advice of the Company or any of its agents, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement, provided that Custodian, any such sub-custodian or any nominee of any of them shall not be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from willful misfeasance, bad faith or negligence on the part of Custodian or any such sub-custodian or nominee.

     8.2 Indemnity to be Provided. If the Company requests Custodian to take any action with respect to securities or other assets of the Portfolio, which may, in the opinion of Custodian, result in Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, Custodian shall not be required to take such action until the Portfolio shall have provided indemnity therefor to Custodian in an amount and form satisfactory to Custodian. In no event shall the Company be liable for special, incidental or consequential damages, even if the Company has been advised of the possibility of such damages.

     8.3 Security. As security for the payment of any present or future obligation or liability of any kind which the Portfolio may have to Custodian with respect to or in connection with the Custody Account or this Agreement, or which the Portfolio may otherwise have to Custodian, the Company hereby pledges to Custodian all securities, funds and other assets of every kind which are in such Custody Account or otherwise held for the Portfolio by Custodian, and hereby grants to Custodian a lien, right of set-off and continuing security interest in such securities, funds and other assets.

                           ARTICLE IX
                         FORCE MAJEURE

     Custodian shall not be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; actions by any governmental authority, de jure or de facto; or inability to obtain labor, material, equipment or transportation.

                           ARTICLE X
                 REPRESENTATIONS AND WARRANTIES

     10.1 Representations With Respect to Portfolio. The Company represents and warrants that (a) it has all necessary power and authority to perform the obligations hereunder of the Portfolio, (b) the execution and delivery by it of this Agreement, and the performance by it of the obligations hereunder of the Portfolio, have been duly authorized by all necessary action and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or the Portfolio or by which it or the Portfolio, or their respective assets, may be bound, and (c) this Agreement constitutes a legal, valid and binding obligation of the Portfolio, enforceable against it in accordance with its terms.

     10.2 Representations of Custodian. Custodian represents and warrants that (a) it has all necessary power and authority to perform its obligations hereunder, (b) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all necessary action and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or by which it or its assets may be bound, and (c) this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

                           ARTICLE XI
                   COMPENSATION OF CUSTODIAN

     The Portfolio shall pay Custodian such fees and charges as are set forth in Exhibit C hereto, as such Exhibit C may from time to time be revised by Custodian upon 14 days' prior written notice to the Portfolio. Any annual fee payable by the Portfolio shall be calculated on the basis of the total market value of the assets in the Custody Account as determined on the last Business Day of the month for which such fee is charged; and such fee, and any transaction charges payable by the Portfolio, shall be paid monthly by automatic deduction from funds available therefor in the Custody Account, or, if there are no such funds, upon presentation of an invoice therefor. Out-of-pocket expenses incurred by Custodian in the performance of its services hereunder, and all other proper charges and disbursements of the Custody Account, shall be charged to such Custody Account by Custodian and paid in the same manner as the annual fee and other charges referred to in this Article XI .

                          ARTICLE XII
                             TAXES

     Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws or in respect of the Custody Account or any income thereof shall be charged to the Custody Account by Custodian and paid in the same manner as the annual fee and other charges referred to in Article XI above.

                          ARTICLE XIII
                  AUTHORIZED PERSONS; NOTICES

     13.1 Authorized Persons. Custodian may rely upon and act in accordance with any notice, confirmation, instruction or other communication received by it from the Company which is reasonably believed by Custodian to have been given or signed on behalf of the Company by one of the Authorized Persons designated by the Company in Exhibit A hereto, as it may from time to time be revised. The Company may revise Exhibit A hereto at any time by notice in writing to Custodian given in accordance with Section 13.4 below, but no revision of Exhibit A hereto shall be effective until Custodian actually receives such notice.

     13.2 Investment Advisers. Custodian may also act in accordance with any Written or Oral Instructions which are reasonably believed by Custodian to have been given or signed by one of the persons designated from time to time by any of the investment advisers of the Portfolio specified in Exhibit B hereto as it may from time to time be revised. The Company may revise Exhibit B hereto at any time by notice in writing to Custodian given in accordance with Section 13.4 below, and each investment adviser specified in Exhibit B hereto may at any time by like notice designate an Authorized Person or remove an Authorized Person previously designated by it, but no revision of Exhibit B hereto and no designation or removal by such investment adviser shall be effective until Custodian actually receives such notice.

     13.3 Oral Instructions. Custodian may rely upon and act in accordance with Oral Instructions. All Oral Instructions shall be confirmed to Custodian in Written Instructions. However, if Written Instructions
confirming Oral Instructions are not received by Custodian prior to a transaction, it shall in no way affect the validity of the transaction authorized by such Oral Instructions or the authorization given by an Authorized Person to effect such transaction. Custodian shall incur no liability to the Portfolio or the Company in acting upon Oral Instructions. To the extent such Oral Instructions vary from any confirming Written Instructions, Custodian shall advise the Company of such variance but unless confirming Written Instructions are timely received, such Oral Instructions shall govern.

     13.4 Addresses for Notices. Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be sent, delivered or given to the recipient at the address, or the relevant telephone number, set forth after its name hereinbelow:

           If to the Company:

           THE DREYFUS PREMIER EQUITY FUNDS, INC.
           for DREYFUS PREMIER MARKET NEUTRAL FUND


           Attention:
           Telephone: (   )    -
           Facsimile: (   )    -


           If to Custodian:

           CUSTODIAL TRUST COMPANY
           101 Carnegie Center
           Princeton, New Jersey 08540-6231
           Attention: Vice President - Trust Operations
           Telephone: (609) 951-2320
           Facsimile: (609) 951-2327

or at such other address as either party hereto shall have provided to the other by notice given in accordance with this Section 13.4. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

     13.5 Remote Clearance. Written Instructions for the receipt, delivery or transfer of securities may include, and Custodian shall accept, Remote Clearance Instructions (as defined hereinbelow) and Bulk Input Instructions (as defined hereinbelow), provided that such Instructions are given in accordance with the procedures prescribed by Custodian from time to time as to content of instructions and their manner and timeliness of delivery by the Company. Custodian shall be entitled to conclusively assume that all Remote Clearance Instructions and Bulk Input Instructions have been given by an Authorized Person, and Custodian is hereby irrevocably authorized to act in accordance therewith. For purposes of this Agreement, "Remote Clearance Instructions" means instructions that are input directly via a remote terminal which is located on the premises of the Company, or of an investment adviser named in Exhibit B hereto, and linked to Custodian; and "Bulk Input Instructions" means instructions that are input by bulk input computer tape delivered to Custodian by messenger or transmitted to it via such transmission mechanism as the Company and Custodian shall from time to time agree upon.

                          ARTICLE XIV
                          TERMINATION

     Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date (a) deliver directly to the successor custodian or its agents all securities (other than securities held in a Book-Entry System or Securities Depository) and other assets then owned by the Portfolio and held by Custodian as custodian, and (b) transfer any securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Portfolio, provided that the Portfolio shall have paid to Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.

                                 ARTICLE XV
                                MISCELLANEOUS

     15.1 Business Days. Nothing contained in this Agreement shall require Custodian to perform any function or duty on a day other than a Business Day.

     15.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

     15.3 References to Custodian. The Company shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Portfolio and such other printed matter as merely identifies Custodian as custodian for the Portfolio. The Company shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.
     15.4 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     15.5 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

     15.6 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     15.7 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     15.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party. Any purported assignment in violation of this Section 15.8 shall be void.

     15.9 Jurisdiction. Any suit, action or proceeding with respect to this Agreement may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding, and hereby waive for such purpose any other preferential jurisdiction by reason of their present or future domicile or otherwise.

     15.10  Headings.  The headings of sections in this  Agreement  are  for
convenience  of  reference  only  and  shall  not  affect  the  meaning   or
construction of any provision of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its representative thereunto duly authorized, all as of the day and year first above written.


DREYFUS PREMIER EQUITY FUNDS, INC.   CUSTODIAL TRUST COMPANY
with respect to and on behalf of DREYFUS
PREMIER MARKET NEUTRAL FUND




By: ____________________                 By: ______________________
Name:                                    Name:
Title:                                   Title:

                           EXHIBIT A
                       AUTHORIZED PERSONS


     Set forth below are the names and specimen signatures of the persons authorized by the Company to administer the Custody Account of the Portfolio.

             Name
                                                  Signature

                           EXHIBIT B


                      INVESTMENT ADVISERS

                    The Dreyfus Corporation
                           EXHIBIT C

              CUSTODY FEES AND TRANSACTION CHARGES
                     Dreyfus Premier Market Neutral Fund

     For purposes of calculating the annual fee hereinafter provided for, all assets held in the account established pursuant to the Special Custody Account among the Company, Custodian and Bear Stearns, dated as of June __, 1998, shall be deemed to be held in the Dreyfus Premier Market Neutral Fund Custody Account under this Agreement.

     The Fund shall pay Sub-Custodian the following fees for assets held in its Custody Account and the following charges for transactions, all such fees and charges to be payable monthly:

     (1) an annual fee equal to the sum of (a) 0.03% (three basis points) per annum of the value of the assets held in the Fund's Custody Account up to $50 million, plus (b) 0.015% (one and one-half basis points) per annum of the amount by which the value of such assets is more than $50 million up to $200 million, plus (c) 0.01% (one basis point) per annum of the amount by which the value of such assets exceeds $200 million, with each such percentage fee to be based upon the total market value of such assets as determined on the last Business Day of the month for which such fee is charged;

     (2) a transaction charge for each repurchase transaction in such Custody Account which represents a cash sweep investment for the Fund's account, computed on the basis of a 360-day year and for the actual number of days such repurchase transaction is outstanding at a rate of 0.10% (ten basis points) per annum on the amount of the purchase price paid by the Fund in such repurchase transaction;

     (3) a charge of $10 for each "free" transfer of funds from such Custody Account;

     (4) an administrative fee for each purchase in such Custody Account of shares or other interests in a money market or other fund, which purchase represents a cash sweep investment for the Fund's account, computed for each day that there is a positive balance in such fund to equal 1/365th of 0.10% (ten basis points) on the amount of such positive balance for such day; and

     (5) a service charge for each holding of securities or other assets of the Fund that are sold by way of private placement or in such other manner as to require services by Sub-Custodian which in its reasonable judgment are materially in excess of those ordinarily required for the holding of publicly traded securities in the United States.